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                                                                    Exhibit 99.1
                                                                    ------------


         September 28, 2006

         Merrill Lynch Mortgage Investors, Inc.
         250 Vesey Street
         4 World Financial Center, 28th Floor
         New York, New York 10080

         Re:  Ownit Mortgage Loan Trust
              Mortgage Loan Asset-Backed Certificates, Series 2006-6
              ------------------------------------------------------

         Ladies and Gentlemen:

         We have acted as counsel for Merrill Lynch Mortgage Investors, Inc. (the "Company"), in connection with the sale by the Company of approximately $407,900,100 in aggregate principal amount of its Ownit Mortgage Loan Trust Mortgage Loan Asset-Backed Certificates Series 2006-6, Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class R (the "Offered Certificates"). The Offered Certificates are issued under the terms of a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 2006, by and among the Company, Litton Loan Servicing LP, as servicer (the "Servicer") and LaSalle Bank National Association, as trustee (the "Trustee"). The Offered Certificates will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") for resale to the public pursuant to an Underwriting Agreement dated February 28, 2003, and the Terms Agreement dated September 20, 2006 (together, the "Underwriting Agreement") each between the Company and the Underwriter. Capitalized terms used and not defined herein have the meanings given to them in the Prospectus Supplement.

         We have examined a signed copy of the Registration Statement on Form S-3 (No. 333-130545) filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), in the form in which it initially became effective (the "Registration Statement") and as amended to the date hereof, the Company's Prospectus (the "Prospectus") dated September 8, 2006 and the Prospectus Supplement dated September 21, 2006 (the "Prospectus Supplement"), relating to the Offered Certificates. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Restated Certificate of Incorporation of the Company; (ii) the By-Laws of the Company; (iii) copies of certain unanimous consents adopted by the Board of Directors of the Company authorizing the issuance and sale of the Offered Certificates and purchase of the



Opinion of Dechert LLP re Prospectus Supp to be filed on Form 8-K


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                                          Merrill Lynch Mortgage Investors, Inc.
                                                              September 28, 2006
                                                                          Page 2



         Mortgage Loans; (iv) the Pooling and Servicing Agreement; (v) the forms of the Offered Certificates and (vi) the Underwriting Agreement.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostatic copies to the original documents and the authenticity of such documents. We have assumed that any documents executed by any party other than the Company are the legal, valid and binding obligation of such party. As to any facts material to the opinions expressed herein that we did not establish independently or verify, we have relied upon the truth, accuracy and completeness of the statements and representations of the Company, its officers and other representatives, the Trustee and others. Whenever the phrase "to the best of our knowledge" or "of which we are aware" is used herein, it refers in each case to the actual knowledge of the attorneys of this firm involved in the representation of the Company in this transaction.

         We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (i) The Offered Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and paid for, will be validly issued, fully paid, nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

                  (ii) The statements in the Base Prospectus under the headings "Material Federal Income Tax Consequences" as supplemented by the statements in the Prospectus Supplement under the headings "Federal Income Tax Consequences," to the extent that they describe matters of United States federal income tax law with respect thereto, have been prepared or reviewed by us and are accurate in all material respects with respect to those consequences or matters discussed therein.

                  (iii) Assuming (A) ongoing compliance with all of the provisions of the Pooling and Servicing Agreement, (B) the accuracy of the representations made in the Mortgage Loan Sale and Assignment Agreement dated as of September 1, 2006, between the Company and Merrill Lynch Mortgage Lending, Inc. ("MLML"), and the accuracy of representations made in an Officer's Certificate of MLML dated the Closing Date and (C) the filing of elections, in accordance with the Pooling and Servicing Agreement, to be treated as a "real estate mortgage investment conduit" (a "REMIC") pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, each of the REMICs provided for in the Pooling and Servicing Agreement will



Opinion of Dechert LLP re Prospectus Supp to be filed on Form 8-K

                                          Merrill Lynch Mortgage Investors, Inc.
                                                              September 28, 2006
                                                                          Page 3



         qualify as a REMIC as of the Closing Date and each will continue to qualify as a REMIC for so long as it continues to comply with amendments after the date hereof to any applicable provisions of the Code and applicable Treasury Regulations.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters" and "Material Federal Income Tax Considerations" without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

         Very truly yours,

         /s/ Dechert LLP

         Dechert LLP




Opinion of Dechert LLP re Prospectus Supp to be filed on Form 8-K